CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Additional Information” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the inclusion of our report, dated July 17, 2017, on the statement of assets and liabilities of DeltaShares S&P 500 Managed Risk ETF (one of the funds comprising Transamerica ETF Trust) as of July 14, 2017, included in Pre-Effective Amendment No. 3 to the Registration Statement (Form N-1A, No. 333-216648) of Transamerica ETF Trust.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

July 25, 2017